Exhibit 99.1

Ref:	Corporate, Investment Banking and Markets — Retail & Distribution Sector (Level 18) (CARM Serial No.060717)
Confidential
The Talbots Inc
J Jill Group Inc
c/o 175 Beal Street
Hingham MA 02043-9982

USA	20 July 2006

Attention:	Mr Edward L Larsen Chief Financial Officer and Treasurer
Dear Mr Larsen
BANKING FACILITY
ACCOUNT 511-656019 / 808-107312
We are pleased to confirm our agreement to offer you the following uncommitted banking facilities for The Talbots Inc and J Jill Group Inc. These facilities will be made available on the specific terms and conditions outlined herein and upon the satisfactory completion of the security detailed below. These facilities are subject to review at any time and in any event by 31 December 2006 and subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.
Uncommitted Import Letter of Credit Facility
The limit will be jointly available to The Talbots Inc and J Jill Group Inc for USD150,000,000._.

LC Issuing Bank :	The Hongkong and Shanghai Banking Corporation Limited

Borrower/ LC Applicant :	The Talbots Inc J Jill Group Inc (new)

Facility Amount :	USD 150,000,000.-

Purpose :	For the issuance of Letters of Credit (LC) at sight or with usance periods up to 6 months, with validity period up to 1 year to finance the import of general merchandise.

Pricing :	For account of LC Applicant: — LC Issuance: Nil — Amendment: Nil

For account of LC Beneficiary: — Payment of documents under usance LC: 0.5% per annum

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The Talbots Inc J Jill Group Inc	20 July 2006
As security, we continue to hold the following documents from The Talbots Inc :

Documentation :	1.	Facsimile Indemnity Letter ;
	2.	Continuing Commercial Letter of Credit and Security Agreement dated 15 May 1996 together with amendment letter dated 19 July 1999 ;
	3. 4.	Letter of Credit Discrepancy Waiver dated 11 December 1996 ; Certified copy of Corporate Banking Resolution from The Talbots Inc dated 31 May 1996 ;
	5. 6.	By-Laws ; Certificate of Incorporation.
As security, please let us have the following documents from J Jill Group Inc :

Documentation :	1.	Facsimile Indemnity Letter (received) ;
	2.	Amendment letter to include J Jill Group Inc to be a joint borrower to the Continuing Commercial Letter of Credit and Security Agreement ;
	3.	Corporate Guarantee for USD150m from The Talbots Inc ;
	4.	Certificate of Incorporation (received) ;
	5.	Secretary’s Certificate dated 20 June 2006 (received).

Reporting Requirement :	10Q and 10K within 90 days of period end
We may, at our sole and absolute discretion, refuse to allow drawings under the facility if the transaction in question does not meet our operational requirements in respect of this facility.
Disclosure of Information
Unless expressed in writing from you to the contrary, we may provide any information relating to any of your accounts with us and any facilities we may provide you from time to time or their conduct or any other information concerning your relationship with us to any other company or office which at the relevant time belongs to or is part of the HSBC Group.
Section 83 of the Banking Ordinance
Please note that Section 83 of the Banking Ordinance has imposed on us as a bank certain limitations on advances to persons related to our directors or employees. In acknowledging this Facility Letter you should advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83 and in the absence of such advice we will assume that you are not so related. We would also ask, should you become so related subsequent to acknowledging this Facility Letter, that you immediately advise us in writing.
Please arrange for the authorised signatories of your company, in accordance with the terms of the mandate given to the bank, to sign and return to us the duplicate copy of this letter to signify your confirmation as to the correctness and validity of all the documentation listed above and your continued understanding and acceptance of the terms and conditions under which this facility is granted.

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The Talbots Inc J Jill Group Inc	20 July 2006
These facilities will remain open for acceptance until the close of business on 20 August 2006 and if not accepted by that date will be deemed to have lapsed.
We are pleased to be of continued assistance.
Yours faithfully
/s/ Michael Siu
Michael Siu
Relationship Manager
(pp Peter Che)

Accepted and agreed to :

The Talbots Inc	J Jill Group Inc

by: /s/ Edward L. Larsen	by: /s/ Edward L. Larsen
Title: Sr. Vice President, Finance	Title: Sr. Vice President, Finance
Date: July 27, 2006	Date: July 27, 2006

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